UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(626) 346-9512
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

On November 28, 2018, the Company filed results on Form 10-K for the period ending June 30, 2018. The Company is still in process of preparing its financial report for the quarter ending September 30, 2018 and plans to file this final report with the Commission over the near term. Relative to the twelve-month period ending June 30, 2018 and the three-month period ending September 30, 2018, the Company had earlier believed it would be able to recognize a substantial portion of the revenue from its Master Marketing Agreement (the “Agreement”) signed with marketing partner BizRight, LLC (“BizRight”) and announced late in 2017. This expectation proved to be incorrect. The Company’s independent auditor firm determined much of the revenues generated under the terms of the Agreement with BizRight did not meet minimum standards for recognition under U.S. Generally Accepted Accounting Principles, thus the Company reported a lower revenue amount than previously expected from the Agreement.

The Company is now taking steps to rectify the situation relative to BizRight revenue recognition through increased testing of revenue parameters and via the final issuance of shares owed to the owners of BizRight, in accordance with the Agreement. Additionally, the Company is exploring the exercise of the clause in the Agreement to purchase all of the outstanding shares of BizRight. These actions are likely to allow the Company full revenue recognition under the terms of the Agreement. There has not been a timeframe set as of yet for this exercise at this time there is no assurance what any such exercise will take place, but final negotiations are underway and management of the Company plans to move expeditiously toward the exercise of the acquisition option.

Sugarmade’s management team is working diligently toward closing the recently announced Sky Unlimited, LLC dba Athena United acquisition, which was announced on October 17, 2018.

The Company does not believe the issues outlined above will affect the Company’s ability to meet its previously outlined revenue goal for calendar 2019 of $70 million, thus revenue guidance for calendar 2019 remains unchanged.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 29, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

-2-